Dear Dow Stockholder:

You have recently received a proxy voting form for the Annual Meeting of Stockholders of The Dow Chemical Company
("Dow") to be held on Thursday, May 13, 1999, at 2:00 p.m.
at the Midland Center for the Arts in Midland, Michigan.
Additional information may be found in the Dow Proxy
Statement and Annual Report sent to you with the form.

You may have noticed that instead of the correct number of Dow shares you held on the record date, March 15, 1999, your ballot indicated a zero balance in the decimal number above the account or tax identification number on the form. This was due to a programming issue in printing the ballots of stockholders in the Dow Dividend Reinvestment Plan ("DRP") who have no shares represented by paper stock certificates, but hold all shares in book entry form. A corrected ballot is enclosed. Your individual control and account/tax identification number are the same.

However, please be assured that if you have already voted your DRP proxy (by telephone, Internet or mail), your entire number of shares were voted and tabulated. If you choose to vote the same account again, the last ballot cast will supersede any prior ballots. If you have not yet voted, we urge you to do so now to be sure your shares are represented at the meeting.

The DRP Statement that you will receive in early May will show your account holdings after payment of the quarterly
Dow dividend, payable on April 30, 1999, as well as other
DRP account activity. The number of shares on the DRP statement will therefore be different from the number of shares as of March 15 shown on the enclosed ballot.

ADP-ICS, the proxy material distributor and vote tabulator for Dow this year, apologizes for any inconvenience this may have caused you. Please contact The Dow Chemical Company at 877-277-3294 (toll free) or 517-636-1792 with any questions you may have.

Thank you,


Robert Kalenka
Sr. Vice President

Dear Dow Stockholder:

You have recently received a proxy voting form for the Annual Meeting of Stockholders of The Dow Chemical Company
("Dow") to be held on Thursday, May 13, 1999, at 2:00 p.m.
at the Midland Center for the Arts in Midland, Michigan.
Additional information may be found in the Dow Proxy
Statement and Annual Report sent to you with the form.

You may have noticed that instead of the correct number of Dow shares you hold on the record date, March 15, 1999, your ballot indicated a lower balance in the decimal number above the account or tax identification number on the form. This was due to a programming issue in printing the ballots of stockholders in the Dow Dividend Reinvestment Plan ("DRP"). A corrected ballot is enclosed. Your individual control and account/tax identification number are the same.

However, please be assured that if you have already voted your DRP proxy (by telephone, Internet or mail), your entire number of shares were voted and tabulated. If you choose to vote the same account again, the last ballot cast will supersede any prior ballots. If you have not yet voted, we urge you to do so now to be sure your shares are represented at the meeting.

The DRP Statement that you will receive in early May will show your account holdings after payment of the quarterly
Dow dividend, payable on April 30, 1999, as well as other
DRP account activity. The number of shares on the DRP statement will therefore be different from the number of shares as of March 15 shown on the enclosed ballot.

ADP-ICS, the proxy material distributor and vote tabulator for Dow this year, apologizes for any inconvenience this may have caused you. Please contact The Dow Chemical Company at 877-277-3294 (toll free) or 517-636-1792 with any questions you may have.

Thank you,

Robert Kalenka
Sr. Vice President